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                                                           EXHIBIT 10.29

                                LEASE AGREEMENT


   THIS LEASE is entered into this 15th day of July, 1996, in the county of Monterey, State of California, by and between NATIVIDAD PLAZA PARTNERS [hereinafter called "Landlord"] and The California Culinary Academy, Inc., a California Corporation, [hereinafter called "Tenant"].

   Landlord hereby leases to Tenant and Tenant hires from Landlord those certain premises situated in the County of Monterey, State of California, commonly known as Space F-1, Natividad Plaza Shopping
Center, Salinas, California, consisting of approximately 3780 square feet, and more particularly shown in the drawing attached hereto as Exhibit "A".

   1. LEASE TERM. The term of this lease shall be for a period of five years, commencing on July 1, 1996, and expiring on midnight of the last day of June 2001. Should Tenant hold over and continue in possession after expiration of the term of this lease or any extension thereof, Tenant's continued occupation shall be considered a month-to-month tenancy subject to all the terms and conditions of this lease.

   Notwithstanding any provision in this lease to the contrary, Tenant shall have the right, upon thirty (30) days notice to Landlord, to terminate this lease if, within the twelve month period following the commencement of the first class at the Food Service Center, the aggregate gross revenues from tuition, product sales and all related revenues derived from the conduct of the Food Service Center during such period are less than $700,000.00. In the event that Tenant elects to terminate on the foregoing basis, the sum of $100,500.00 shall be promptly paid to Tenant as a refund of unamortized leasehold improvement cost which are hereby deemed to have been paid for by Tenant.

   2. RENT. Upon the first day of each month, during the lease term, beginning January 1, 1997 through the month of June 2001, Tenant shall pay to Landlord the greater of either sum of Three Thousand Eight Hundred Seventy Dollars ($3,870.00), or 8% of gross sales for the training facility at this location. All rental payments for the balance of the lease term shall be made on the first day of each month. Tenant shall pay additional rent as set forth in this Lease Agreement.

   3. COST OF LIVING ADJUSTMENTS. There shall be no Cost of Living Adjustments to this lease during its initial term.

   4. LATE CHARGES AND DISHONORED CHECKS. If Tenant shall fail to pay any monthly rent payment by the 20th day of the month such payment is due, a late charge shall be assessed equal to six per cent (6%) of the rent payment. In the event that any check or other instrument tendered by Tenant is dishonored, in addition to late charges as specified above, Tenant shall pay an additional fee of $10.00 to reimburse Landlord for administrative costs incurred in connection with such dishonored instrument.


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   5.    COMMON AREA AND EXTERIOR MAINTENANCE COSTS. As additional rent,
Tenant shall pay to Landlord an amount equal to 10.36% of the actual cost of common area and exterior maintenance for Natividad Plaza Shopping Center. Common area and exterior maintenance are defined as all areas and facilities outside the premises described in Exhibit "A" and within the shopping center project that are provided and designated by Landlord from time to time for the general nonexclusive use of Landlord, Tenant, and other Tenants of the shopping center project and their respective employees, suppliers, customers, and invitees, including but not limited to exterior surfaces of the buildings, including roofs, common entrances, lobbies, corridors, stairwells, public restrooms, elevators, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, landscaped areas, and the cost of operating, managing, insuring, equipping, lighting, repairing, replacing and maintaining, and fire protection for the same. For the first year, Tenant shall pay to Landlord the sum of $1036.00 monthly, on the first day of each month, which represents an estimate of the actual common area and exterior maintenance costs chargeable to Tenant; annually Landlord shall furnish to Tenant the actual charges incurred, and any excess over the estimate shall be paid by Tenant to Landlord within ten (10) days, or any overage paid by Tenant to Landlord shall be returned by Landlord to Tenant within (10) days. At the beginning of each successive year of the term of this Lease and all options, extensions, and renewals thereof, Landlord shall provide Tenant with an estimate of the actual common area and exterior maintenance costs chargeable to Tenant, as a monthly sum, and Tenant shall pay said sum on the first day of each month, subject to annual adjustment as provided above. Payments due for common area and exterior maintenance costs shall be subject to the provisions of Paragraph 4 of this Lease relating to late charges and dishonored checks. Tenant has the non-exclusive right to use the common areas.

   6. USE OF PREMISES. The leased premises shall be used for the sole purpose of operating and conducting thereon and therein a Food Service Center to include culinary training, restaurant and bakery operations and retail sales of culinary supplies and merchandise and for such purposes as may be reasonably incidental thereto, and none other, without the written consent of Landlord. Tenant shall be permitted to use the parking lot for marketing and promotional events subject to Landlord's approval.

   7. UTILITIES. Tenant shall pay all utility costs incurred in connection with Tenant's occupation and use of the leased premises.

   8. SECURITY DEPOSIT. Tenant shall upon execution of this lease deposit with Landlord $0 as security for the full and faithful performance of each and every term, provision, covenant, and condition of this lease. In the event that Tenant defaults in respect of any term, provision, covenant, or condition of this lease, including but not limited to the payment of rent, Landlord may use, apply or retain the whole or any part of the deposit for the payment of any other sum which Landlord may spend or be required to spend by reason of Tenant's default. Any remaining portion of this security deposit, after any lawful deductions as above, shall be returned to Tenant no later than two weeks after termination of the tenancy, directed to the address left by Tenant or to Tenant's last known address. Tenant shall not be entitled to interest on said security deposit.

   9.    REAL PROPERTY TAXES. As additional rent, Tenant shall pay to
Landlord an


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amount equal to 10.36% of the actual amount of all real property taxes assessed against Natividad Plaza Shopping Center. During the first year of this Lease, on the first day of each month, Tenant shall pay to Landlord the sum of $233.00, which represents an estimate of the actual amount of real property taxes chargeable to Tenant; annually, Landlord shall furnish to Tenant the actual charges incurred for real property taxes, and any excess over the estimate shall be paid by Tenant to Landlord within ten (10) days, or any overage paid by Tenant to Landlord shall be returned by Landlord to Tenant within ten (10) days. At the beginning of each successive year of the term of this Lease and all options, extensions, and renewals thereof, Landlord shall provide Tenant with an estimate of the actual property tax amounts chargeable to Tenant, as a monthly sum, and Tenant shall pay said sum on the first day of each month, subject to annual adjustment as provided above. Payments due for real property taxes shall be subject to the provisions of Paragraph 4 of this Lease relating to late charges and dishonored checks. Real property tax shall include any form of real estate tax or assessment, general or special, ordinary or extraordinary, and any commercial rental tax, improvement bond or bonds, levy or tax imposed on the property or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof.

   10. MAINTENANCE BY TENANT. Tenant shall at Tenant's own cost and expense, keep and maintain all interior portions of the leased premises in good order and repair and in as safe and clean a condition as they were when received by Tenant, reasonable use, casualty and wear excepted. Said obligations shall include maintenance of exterior entrances, all partitions, doors, door jambs, door closes, door hardware, fixtures, equipment and appurtenances thereof, and plumbing, electrical, lighting, and heating systems which protrude in the leased premises. Tenant shall at Tenant's sole cost and expense repair and replace the glass in any display window on the premises that becomes broken, regardless of cause. If Tenant refuses or neglects to repair items properly required under this paragraph as soon as reasonably possible after written demand, Landlord may make such repairs without any liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures, or other property or the Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs plus 20% for overhead, upon presentation of bill therefore, as additional rent.

   11. MAINTENANCE BY LANDLORD. Landlord shall maintain in good condition and repair the exterior roof, exterior walls and structural supports, and all other portions of the building in which the leased premises are situated except as provided in the preceding paragraph. There shall be no obligation for the Landlord to repair pursuant to this section until after the expiration of three (3) days' written notice from Tenant to Landlord of the need for such repair. The cost thereof shall be borne pursuant to Paragraph 5 of this Lease Agreement.

   12. ALTERATIONS. Tenant shall not have the right to make any alterations, improvements or additions to the leased premises without first obtaining the Landlord's written consent. Such consent shall not be unreasonably withheld. Tenant shall present to Landlord plans and specifications for such work at the time consent is sought. Tenant shall not cause or permit any lien to be placed on or accrue upon the leased premises or any part thereof by reason of anything done or omitted to be done upon said premises by or with the permission of Tenant. All alterations, additions, improvements, and fixtures, except furniture and trade fixtures, made or

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placed in or on the premises by Tenant or any other person shall be the property of Landlord, and upon termination of this lease shall remain upon and be surrendered with the premises as a part thereof. Any floor covering affixed to the floor of the premises shall be and become the property of Landlord.

   13. INSTALLATION AND REMOVAL OF TRADE FIXTURES. Tenant at Tenant's sole cost and expense may install in the leased premises such fixtures and equipment as Tenant deems advisable, and may remove the same from the leased premises at any time during the term of the lease; provided, however, that no injury shall be done to the structural strength of the building when said fixtures or equipment are removed, and the building shall be restored to substantially its original condition, casualty, reasonable wear and tear excepted. Any trade fixtures not removed from said premises by Tenant prior to the expiration or sooner termination of this lease shall be deemed abandoned by Tenant and shall become the property of Landlord.

   14. ACCESS BY LANDLORD. Landlord or its designee shall be permitted to enter upon the leased premises at reasonable times during business hours, and in emergencies at all times, to inspect the premises, to make repairs, additions or alterations to the premises, the building of which the premises form a part, or any property owned or controlled by Landlord, or to exhibit the premises to prospective tenants 90 days prior to the end of the lease term.

   15. SIGNS. Tenant shall be entitled to maintain a sign consistent with those found in Natividad Plaza Shopping Center, pursuant to approval of the City of Salinas. Tenant shall not place or maintain, nor permit any other person to place or maintain, any sign, awning, canopy, marquee, or other advertising on the premises owned or controlled by Landlord without the prior written consent of Landlord.

   16. EXTERIOR DISPLAYS. Tenant shall not keep or display any merchandise on or otherwise obstruct the common area or the sidewalks, walkways or courtyards adjacent to the building of which the leased premises are a part without Landlord's consent.

   17. INDEMNIFICATION OF LANDLORD. Tenant agrees to indemnify and save Landlord harmless from and against any and all claims arising from any act, omission or neglect of Tenant, or its agents, servants, employees, contractors, licensees, or arising from any accident, injury or damage whatsoever caused to any person or property occurring on, in or about the leased premises.

   18. LIABILITY INSURANCE. Tenant shall, at Tenant's expense, obtain and keep in full force during the term of this lease or any extension thereof, a policy of comprehensive public liability insurance, insuring Tenant and Landlord, against any liability arising out of the ownership, use, occupancy, or maintenance of the premises and all areas appurtenant thereto. Such insurance shall be in the amount of not less than One Million Dollars ($1,000,000.00) for combined single limit bodily injury and property damage coverage. The limit of any such insurance shall not, however, limit the liability of the Tenant hereunder. Tenant may provide this insurance under a blanket policy, provided that said insurance shall have a Landlord's protective liability endorsement attached thereto. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to procure and maintain same, and at the expense of


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Tenant. Tenant shall deliver to Landlord, prior to right of entry, copies of policies of liability insurance required herein, or certificates evidencing the existence and amounts of such insurance, with loss payable clauses satisfactory to Landlord. No Policy shall be cancelable, or subject to reduction of coverage without thirty (30) days' notice to Landlord at the address indicated below. All such policies shall be written as primary policies, not contributing with and not in excess of coverage which Landlord may carry.

   19. WAIVER OF SUBROGATION. Each of the parties hereto waives any and all rights of recovery against the other or against any other Tenant or occupant of the subject premises or against the officers, employees, agents, representative, customers and business visitors of such other party or of such other tenant or occupant of the subject premises for loss of or damage to such waiving party or its property or the property of others under its control, arising from any cause insured against under the standard form of fire insurance policy with all permissible extension endorsements covering additional perils or under any other policy of insurance carried by such waiving party in lieu thereof, to the extent such loss or damage is insured against by such policy. Such waiver shall not be binding on either party unless the same is permitted by each party's insurance carrier without the payment of additional premium.

   20. EMINENT DOMAIN. Should during the term of this lease title to all of the leased premises or so much thereof be taken by any public or quasi-public use under any statute or by right of eminent domain, so that a reasonable amount of reconstruction of the premises will not result in the premises being reasonably suitable for Tenant's continued occupancy for the use and purposes for which the premises are leased, this lease shall terminate as of the date that possession of said premises, or part thereof, be taken.

   If any part of the premises shall be so taken and the remaining part thereof (after reconstruction of the then existing buildings in which the premises are located) is reasonably suited for Tenant's occupancy, this lease shall, as to the part so taken, terminate as of the date that possession of said part be taken, and the rent shall be reduced in proportion to the amount of floor area taken.

   All compensation awarded or paid upon such a total or partial condemnation shall belong to and be the sole property of Landlord; provided, however, that Tenant shall be entitled to any award made for loss of business, depreciation to and cost of removal of stock and fixtures.

   21. SURRENDER OF PREMISES. On expiration or sooner termination of this lease, or any extensions or renewals of this lease, Tenants shall promptly surrender and deliver the leased premises to Landlord in as good condition as they now are at the date of this lease, casualty and reasonable wear and tear excepted.

   22. INSOLVENCY OF TENANT. Tenant agrees that in the event all or substantially all of the tenant's assets are placed in the hands of a receiver or trustee, and such receivership or trusteeship continues for a period of thirty (30) days, or should Tenant make an assignment for the benefit of creditors or be adjudicated a bankrupt, or should Tenant institute any proceedings under the bankruptcy act or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein Tenant seeks to be adjudicated a


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bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition, arrangement or reorganization, or should any involuntary proceeding be filed against Tenant under any such bankruptcy laws and Tenant consent thereto or acquiesce therein by pleading or default, then this lease or any interest in and to the leased premises shall not become an asset in any of such proceedings, and, in any such event and in addition to any and all rights and remedies of Landlord hereunder or by law provided, it shall be lawful for Landlord to declare the term hereof ended and to reenter the leased premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim thereon or hereunder.

   23. ASSIGNMENT AND SUBLETTING. Tenant shall not transfer, assign or sublet the leased premises in whole or in part, or any right or interest in said premises, without the express written consent of Landlord first obtained. Landlord shall not unreasonably withhold such consent. A consent by Landlord to one transfer, assignment, or subletting, or one occupation of the premises by another person shall not be deemed a consent to any subsequent transfer, assignment, subletting or occupation. Should Tenant attempt to make or suffer to be made any such transfer, assignment, subletting or occupation, except with the consent of Landlord as provided above, or should any of Tenant's rights under this lease be sold or otherwise transferred by or under court order or legal process or otherwise, or should Tenant be adjudged insolvent or bankrupt, then in any of the foregoing events Landlord may, at its option, terminate this lease forthwith by written notice thereof to Tenant.

   Any request for assignment or subletting shall be made by the Tenant in writing, to the Landlord, and shall include the following documentation:

      (1)   all transaction documents;

      (2)   all financing documents;

      (3)   the identity of any formal escrow holder;

      (4)   escrow instructions;

      (5) a summary of the proposed assignee's or sublessee's business history;

      (6) a personal financial statement of the proposed assignee or sublessee or proposed guarantor;

      (7) proposed assignee's or sublessee's business and personal tax returns for the past three years;

      (8)   a copy of the proposed assignee's or sublessee's business plan;

      (9) a list of all key employees, partners, and financial backers in the proposed venture;

     (10) a description of improvements to be made to the premises and how they are to


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            be financed; and

     (11)   business, trade, and personal references.

   24. REFINANCING BY LANDLORD. Landlord shall have the right at any time to sell the premises and assign its interest in the lease without further recourse on the part of Tenant. In the event that Landlord shall sell its interest in the premises during the term of this lease, then after the effective date of such transfer Landlord shall be released and discharged from any and all further obligations and responsibilities under this lease except those already accrued.

   25. ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lessor amount than the rent herein provided shall be deemed to be other than on account of the earliest rent due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept any such check of payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other proper remedy.

   26. SUBORDINATION AND OFFSET. Tenant agrees that this lease shall be subject to any mortgage, trust deed, or encumbrance hereafter placed upon said property by Landlord or its successors in interest to secure the payment of monies loaned, interest thereon, and other obligations. Tenant also agrees to execute, acknowledge and deliver to Landlord, from time to time upon request, an offset statement or estoppel certificate containing such facts pertaining to this lease as a purchaser or lender may require, provided such facts are within the knowledge of or are available to Tenant.

   27. DEFAULT. In the event of default in the payment of any installment of rent, or in the performance of any other covenant or condition of this lease, which default may continue for ten (10) days after notice and demand in writing by Landlord to correct such default, or if Tenant abandons the property prior to the expiration of the term provided for in this agreement, the Landlord may at his option terminate this lease and recover damages from Tenant, including (a) the worth at the time of award of the unpaid rent which has been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for such period that Tenant proves could be reasonably avoided; and (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform his obligations under this lease, or which in the ordinary course of things would be likely to result therefrom. Alternatively, in the event of such default, Landlord may elect not to terminate the Tenant's right to possession, and the lease shall then remain in effect and Landlord may enforce rights and remedies under the lease, including the right to recover rent as it becomes due.

   28. CUMULATIVE REMEDIES. All remedies given to Landlord in this lease shall not be exclusive but shall be cumulative and in addition to all remedies now or hereafter allowed by law.


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   29.   TENANT'S PROPERTY. Tenant agrees to insure the contents of the building against fire, theft, vandalism, and such other hazards as are readily insurable under a normal "fire and extended coverage" policy, and to provide Landlord with a copy of such policy or any policies, and any modifications or replacements thereto, within thirty (30) days of execution of this lease. Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the term of this lease against any leasehold interest or personal property of any kind, owned by or placed in, upon, or about the leased premises by Tenant.

   30. LOSS AND DAMAGE TO TENANT'S PROPERTY. Landlord shall not be liable for any damage to property of Tenant or of others located on the leased premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, gas, electricity, water, rain or leaks from any part of the leased premises or the common areas, or from the pipes, appliances or plumbing works or from the rook, street or subsurface or from any other place or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons in the leased premises, occupants of adjacent property, of the common area, or the public, or caused by operations and construction of any private, public or quasi-public work. All property of Tenant kept of stored on the leased premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any claims arising out of such damage to the same, including subrogation claims by Tenant's insurance carriers, unless such damage shall be caused by the willful act or gross neglect of Landlord, and through no fault of Tenant.

   31. WAIVER. The failure of Landlord to enforce any right or remedy for violation by Tenant of any term or condition of this agreement shall not be deemed to be a consent by Landlord to such violation, and shall not bar, estop or prevent Landlord from enforcing such right or remedy either for such violation or for any subsequent breach of any term, condition or covenant hereof.

   32. LEGAL EXPENSES. Tenant shall pay to Landlord all amounts for reasonable attorneys' fees incurred by Landlord in connection with any breach or default under this lease or incurred in order to enforce the terms or provisions hereof. Such amount shall be payable upon demand. In addition, in the event that any action shall be instituted by either of the parties hereto for the enforcement of any of its rights or remedies in or under this lease, the prevailing party shall be entitled to recover from the other party, all costs incurred by said prevailing party in said action, including reasonable attorneys' fees to be fixed by the court therein.

   33. NOTICES. All notices in writing required by this agreement may be personally served or may be mailed to the following addresses:

   Landlord:  Natividad Plaza Partners
              c/o Central California Management Co.
              80 Garden Ct., Ste. 210
              Monterey, CA  93940
              Phone (408) 646-1900  Fax (408) 656-1299


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   Tenant:    The California Culinary Academy
              625 Polk St.
              San Francisco, CA  95102

   34.   TIME. Time is of the essence of this agreement.

   35. ENTIRE AGREEMENT. This agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it and to the leased premises, and supersedes all prior and contemporaneous leaves, agreements, representations, and understandings of the parties. No supplement, modification, or amendment shall be binding unless executed in writing by all of the parties.

   36. PARTIAL INVALIDITY. If any term, covenant, or condition of this lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant, or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant, or condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

   37. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of the said parties; and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant, unless the assignment to such assignee has been approved by Landlord as provided above.

   38. NO REPRESENTATIONS. Tenant agrees that Landlord has not made and Tenant is not relying on any representations, whether verbal or written, by Landlord, his agents or employees.

   39. CHRONIC DELINQUENCY. Chronic delinquency by Tenant with payment of rent, monthly charges, periodic charges or any other amounts required to be paid by Tenant under this Lease shall constitute a breach of this Lease. Chronic delinquency shall be defined as any failure by Tenant to pay or submit within ten (10) days of the due date its rent and/or charges required for any three
(3) months, consecutive or nonconsecutive, during any twelve (12) month period.

   40. HAZARDOUS AND TOXIC SUBSTANCES. Tenant shall not use, generate, store or dispose, or give consent to anyone else to use, generate, store or dispose, any hazardous, toxic, or radioactive materials
[hereinafter referred to collectively as "Hazardous Materials"]. As herein used, Hazardous Materials shall include, without limitation, those materials identified in Sections 66680 through 66685 of Title 22 of the California Administrative Code Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances", "hazardous materials', and "hazardous waste", or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 USC, Section 9601 ET SEQ., the Hazardous Materials Transportation Act, 49 USC, Section 1801 ET SEQ., and any other governmental statutes, laws, ordinances, rules, and regulations now or hereafter in effect. Tenant

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shall indemnify, defend and hold Landlord from and against any and all claims, damages, costs and liabilities, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming under Tenant. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules and regulations pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification pursuant to this paragraph. Tenant's obligation pursuant to the foregoing indemnity shall survive the termination of this lease.

   41.   WAIVER OF JURY. Landlord and Tenant hereby waive their
respective right to      to trial by any cause of action, claim,
counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Landlord against Tenant or Tenant against Landlord on any matter whatsoever arising out of, or in any way connected with, this lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any law, statute, or regulation, emergency or otherwise, now or hereafter in effect.

   42. OPTION. In the event that Tenant is not in default with respect to any of the provisions of this Lease agreement, Tenant shall have the right to extend the lease term for one additional period(s) of five (5) years provided that Tenant notifies Landlord in writing not less than ninety (90) days prior to the termination of the initial lease term of Tenant's intention to extend. The amount of monthly rental shall be the fair market rental as of the date of commencement of the option period as mutually agreed upon by the parties, and shall otherwise be subject to all of the terms and conditions of this Lease, including but not limited to triple net charges and CPI adjustments. In the event the parties cannot agree upon the amount of fair market rental, the parties shall agree upon an appraiser to fix the rental for the option period at fair market rental. In the event the parties cannot agree upon an appraiser, either party may petition the Superior Court of the State of California for the County of Monterey to have the court appoint such an appraiser with each party to bear one-half of the cost of such appraiser.

   43. CONDITION OF PREMISES AND CONTINGENCY. Tenant agrees to promptly apply for necessary permits, consents and a certificate of occupancy. In the event that Tenant is not able to obtain such permits, consents or certificate of occupancy without agreeing to conditions which in Tenant's sole judgement are unduly burdensome to Tenant, Tenant shall have the right to terminate this lease and receive a full refund of any moneys paid to Landlord hereunder. Tenant shall not unreasonably terminate this lease. Landlord warrants that the premises are in compliance with the Americans with Disabilities Act as of the date hereof.

   44. TENANT IMPROVEMENTS. All tenant improvements shall be paid for by Tenant. Tenant agrees to pay Landlord One Hundred Fifty Thousand Dollars ($150,000.00) for all existing Tenant improvements. Tenant agrees to deposit said sum with Landlord as consideration for early possession, free rent and other lease concessions on July 1, 1996.

   45. APPROVAL OF PLANS. Tenant shall submit all plans, specifications, and proposed choice of contractor to Landlord for approval; Landlord shall not unreasonably withhold approval of the same. Landlord's approval or disapproval shall be communicated in writing within five (5) business days of submission of the same to Landlord. In the event Landlord does not approve the same, Tenant may terminate this Lease, with neither party having any obligation to the other, provided that Tenant gives written notice of the same to the Landlord within five (5) days of the date Landlord's approval or disapproval was required to be furnished.

   46. LIENS. Tenant agrees to keep all of the leased premises and every part thereof and all buildings and other improvements within which the same are located free and clear of and from any and all mechanic's, materialmen's and other liens for work or labor done, service performed, materials, appliances, transportation or power contributed, used or furnished to be used in or about the leased premises to or on the order of Tenant, and Tenant shall promptly and fully pay and discharge any and all claims upon which any such lien may or could be based within ten (10) days after learning of the existence thereof and Tenant shall save and hold Landlord and all of the leased premises and all buildings and improvements within which the same are contained free and harmless of and from any and all such liens and claims of liens and suits or other proceedings arising out of materials or services furnished to or on the order of Tenant. Tenant shall provide Landlord five (5) business days' notification prior to the commencement of any work or improvement to allow Landlord opportunity to post a notice of nonresponsibility.


TENANT:                                LANDLORD:


CALIFORNIA CULINARY ACADEMY            NATIVIDAD PLAZA PARTNERS

By  illegible                          By   illegible
  -------------------------              -----------------------

                                 EXHIBIT "A"










                           [Restaurant Floor Plan]